Exhibit  99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE
Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0700	(212) 896-1216

Nurit Yaron
VP, Investor Relations
(215) 875-0700

FOR IMMEDIATE RELEASE
May 2, 2005

PREIT Reports 2005 First Quarter Results
• Net Income increased by 43.8%
• FFO increased by 8.2%

Philadelphia, PA, May 2, 2005 -- Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its results for the first quarter ended March 31, 2005.

Financial Results

•
Net income available to common shareholders for the first quarter of 2005 increased by 43.8% to $8.0 million compared with $5.6 million in the first quarter of 2004.  On a per diluted share basis, the increase was 31.3% to $0.21 from $0.16 in the first quarter of 2004.

•
Funds From Operations (“FFO”) for the first quarter of 2005 increased by 8.2% to $36.2 million from $33.4 million in the first quarter of 2004.  FFO per common share and operating partnership unit (“share”) increased 4.7% to $0.89 from $0.85 in the first quarter of 2004.

•
Net Operating Income (“NOI”) from wholly-owned properties and the Company’s proportionate share of partnership properties increased by 4.2% to $69.4 million in the first quarter of 2005 from $66.6 million in the first quarter of 2004.

•	Same store NOI for the Company’s retail portfolio for the first quarter of 2005 increased by 2.4% compared to the first quarter of 2004.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this release.

Ronald Rubin, Chairman and Chief Executive Officer of PREIT, stated, “We are pleased with our strong first quarter financial results. The Company’s solid numbers demonstrate our ability to expand and enhance our portfolio through selective acquisitions, redevelopment and remerchandising initiatives. Key leases announced this year show that our redevelopment efforts are building traction and our $360 million refinancing plan for Cherry Hill Mall and Willow Grove Park will strengthen our balance sheet. This refinancing will also decrease our exposure to potential interest rate increases and improve our financial position for the long term.”

PREIT Announces 2005 First Quarter Results
May 2, 2005

First quarter 2005 results reflect the acquisition of the remaining 27% interest in Cherry Hill Mall in Cherry Hill, New Jersey in June 2004 and the purchases of The Gallery at Market East II in Philadelphia, Pennsylvania in May 2004, Orlando Fashion Square in Orlando, Florida in December 2004, and Cumberland Mall in Vineland, New Jersey in February 2005. The results also reflect the September 2004 disposition of five non-core malls acquired in the November 2003 merger with Crown American Realty Trust and the sale of the 60% non-controlling ownership interest in Rio Grande Mall in Rio Grande, New Jersey.

Retail Operating Metrics

Occupancy for the Company’s total retail portfolio was 91.2% as of March 31, 2005, compared to 91.9% as of March 31, 2004. The Company’s enclosed malls were 90.5% occupied as of March 31, 2005, compared to 90.8% as of March 31, 2004. The Company’s power centers were 97.6% occupied as of March 31, 2005, and 98.4% as of March 31, 2004. The decrease in occupancy is a result of ongoing redevelopment and remerchandising and the recapture of stores from underperforming and bankrupt tenants.

The Company’s same store mall properties reported sales of $329 per square foot for the quarter ended March 31, 2005 as compared to $320 per square foot in the comparable period ended March 31, 2004.  Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing Update

During the first quarter of 2005, the Company executed 109 leases for in-line tenants encompassing approximately 325,000 square feet at an average rent per square foot of $24.25, and eight anchors renewed leases for approximately 561,000 square feet on their stated terms, with an average base rent of $3.29 per square foot.

New leases for in-line space that was previously leased to other tenants accounted for 17 transactions totaling approximately 78,000 square feet at an average rent of $28.40, or $2.26 higher than the average rent per square foot at the time of expiration.  There were 73 in-line leases renewed for a total of approximately 205,000 square feet at an average base rent of $21.57, an increase of $1.30 per square foot over average rent at expiration.  The Company also executed transactions for 19 formerly vacant spaces totaling approximately 42,000 square feet with an average rent of $29.51 per square foot.

The Company’s efforts to execute its strategies to increase the value of its properties, including by remerchandising the tenant mix, diversifying the anchor mix and introducing lifestyle concepts, gained substantial momentum in the first months of 2005.  The Company has signed leases or agreed to terms with several prominent big box and other retailers, including the following:

•	Capital City Mall, Camp Hill, Pennsylvania: During the quarter, the Company executed a lease with Hollister for 6,600 square feet of newly-constructed space.

•
Cherry Hill Mall, Cherry Hill, New Jersey:  During the quarter, the Company executed a lease for an 18,400 square foot Old Navy store to be located on the second level of the JC Penney promenade.  Victoria’s Secret opened its expanded 8,500 square foot new prototype store. In April, the Company signed a lease with Ann Taylor Loft for 7,200 square feet.

PREIT Announces 2005 First Quarter Results
May 2, 2005

•
Willow Grove Park, Willow Grove, Pennsylvania: During the quarter, the Company executed leases for a 6,200 square foot Hollister, a 4,600 square foot Abercrombie Kids and for the relocation of Abercrombie & Fitch to a 6,300 square foot location.  Also, as part of the remerchandising of the mall, PREIT signed a lease for the expansion and relocation of American Eagle Outfitters from 3,800 to 6,900 square feet to a prominent location at the third floor entrance.

Subsequent to the close of the first quarter, the Company has executed or anticipates executing the following major lease transactions:

•
Patrick Henry Mall, Newport News, Virginia: The Company has executed a lease with Borders for a 21,000 square foot location.  Borders will join Dick’s Sporting Goods as the co-anchors of a newly expanded mall and open-air concourse currently under construction on the site of the former Dillard’s Men’s Store.  The newly expanded Dillard’s is open and now houses both Dillard’s men’s and women’s departments in one location.

•
New River Valley Mall, Christiansburg, Virginia: The Company anticipates signing leases in May with Regal Cinemas for a state-of-the-art 53,000 square foot, 14 screen, 2,546 seat stadium-style theater and a 6,400 square foot Red Robin restaurant on a newly-constructed outparcel.

•	Valley View Mall, LaCrosse, Wisconsin: In April, the Company signed a lease with Barnes & Noble for a 30,700 square foot location in the JC Penney area of the mall.

•	Francis Scott Key Mall, Frederick, Maryland: The Company anticipates signing a lease during the second quarter with Barnes & Noble for a 27,400 square foot location in the Sears area of the mall.

2005 Forecast

Estimated Per Share	Second Quarter 2005	Calendar Year 2005

Net income available to common shareholders	$0.29-$0.33	$1.16-$1.28
Gain on sales, net of minority interest	($0.13)	($0.13)
Depreciation and amortization (includes Company’s proportional share of partnerships), net of minority interest, and other	$0.67	$2.69
FFO per share	$0.83-$0.87	$3.72-$3.84

Other Events

Effective January 31, PREIT amended its credit facility dated November 20, 2003.

On February 1, PREIT completed the previously announced acquisition of Cumberland Mall in Vineland, New Jersey.

On February 17, PREIT announced that a partnership in which it holds a 40% interest has entered into a definitive agreement to sell Laurel Mall in Hazleton, Pennsylvania.

PREIT Announces 2005 First Quarter Results
May 2, 2005

On March 31, PREIT acquired Gadsden Mall in Gadsden, Alabama.

In April, PREIT announced its plans for $360 million in financings for Cherry Hill Mall in Cherry Hill, New Jersey, and Willow Grove Park in Willow Grove, Pennsylvania.

Press releases with respect to these matters can be obtained from the Company’s website at www.preit.com or by contacting the Company’s Investor Relations Department.

Conference Call Information
The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its first quarter results. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website at www.preit.com or at www.viavid.net.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website at www.preit.com under the Investor Relations tab in Supplemental Disclosures.

For interested individuals unable to join the conference call, a replay of the call will be available through May 16, 2005, at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Passcode: 5993965).  The online archive of the webcast will be available for 14 days following the call.

Annual Meeting of Shareholders
PREIT will hold its Annual Meeting of Shareholders on Thursday, May 19, 2005, at 11:00 a.m. Eastern Daylight Time at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. A webcast of the annual meeting presentation will be available live online at www.preit.com or www.vcall.com on a listen only basis. A replay of the annual meeting will also be available on the Company’s website for 14 days afterward.

About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 33.6 million square feet) located in the eastern United States.  PREIT’s portfolio currently consists of 56 properties in 12 states.  PREIT’s portfolio includes 38 shopping malls, 13 strip and power centers and five industrial properties.  PREIT is headquartered in Philadelphia, Pennsylvania.  PREIT’s website can be found at www.preit.com.

Definitions
The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our company’s performance to that of our industry peers.  In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs.

PREIT Announces 2005 First Quarter Results
May 2, 2005

The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.  FFO does not include gains (losses) on sale of real estate assets, which are included in the determination of net income in accordance with GAAP.  Accordingly, FFO is not a comprehensive measure of our operating cash flows.  In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts.   These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.

PREIT Announces 2005 First Quarter Results
May 2, 2005

Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the forecast and estimates set forth above, or that PREIT’s returns on its acquisitions will be consistent with the estimates outlined in the related press releases.  PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, PREIT may not enter into one or more of the leases referred to under “Leasing Update” or enter into agreements for, or consummate, either of the mall financings referred to under “Other Events.” PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.  Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

[Financial Tables Follow]
# # #

** A supplemental quarterly financial package **
will be available on the Company’s web site at www.preit.com.

PREIT Announces First Quarter 2005 Results
May 2, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Three Months Ended
FUNDS FROM OPERATIONS
(In thousands, except per share amounts)	March 31, 2005		March 31, 2004

Net income	$11,398		$8,963
Adjustments:
Minority interest in Operating Partnership	1,432		784
Minority interest in Operating Partnership-discontinued operations	21		180
Dividends on preferred shares	(3,403)		(3,403)
Gains on sales of interests in real estate	(61)		—
Adjustments to gains on dispositions of discontinued operations	—		550
Depreciation and amortization:
Wholly owned & consolidated partnerships	25,641	(a)	25,279	(a)
Unconsolidated partnerships	1,151	(a)	1,078	(a)

FUNDS FROM OPERATIONS	$36,179	(b)	$33,431	(b)

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS	$0.89		$0.85
Weighted average number of shares outstanding	35,972		35,403
Weighted average effect of full conversion of OP units	4,584		3,836

Total weighted average shares outstanding, including OP units	40,556		39,239

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $1,035 and $1,349 for the 1st quarter 2005 and 2004, respectively.

	Three Months Ended
STATEMENTS OF INCOME
(In thousands, except per share amounts)	March 31, 2005	March 31, 2004

REVENUE:
Real estate revenues:
Base rent	$66,002	$61,344
Percentage rent	2,334	2,172
Expense reimbursements	30,561	28,530
Lease termination revenue	1,438	27
Other real estate revenues	2,006	1,932

Total real estate revenues	102,341	94,005

Management company revenue	1,439	2,061
Interest and other income	190	254

Total revenues	103,970	96,320

EXPENSES:
Property operating expenses:
Property payroll and benefits	(6,585)	(6,697)
Real estate and other taxes	(9,501)	(8,581)
Utilities	(7,343)	(6,322)
Other operating expenses	(14,856)	(14,034)

Total property operating expenses	(38,285)	(35,634)

Depreciation and amortization	(26,112)	(25,581)
General and administrative expenses:
Corporate payroll and benefits	(7,124)	(8,029)
Other general and administrative expenses	(2,094)	(2,614)

Total general and administrative expenses	(9,218)	(10,643)

Interest expense	(19,356)	(17,807)

Total expenses	(92,971)	(89,665)
Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	10,999	6,655
Equity in income of partnerships	1,650	1,765
Gains on sales of interests in real estate	61	—

Income before minority interest and discontinued operations	12,710	8,420
Minority interest in properties	(45)	(350)
Minority interest in Operating Partnership	(1,432)	(784)

Income from continuing operations	11,233	7,286

Discontinued operations:
Operating results from discontinued operations	186	2,415
Adjustments to gains on dispositions of discontinued operations	—	(550)
Minority interest in properties	—	(8)
Minority interest in Operating Partnership	(21)	(180)

Income from discontinued operations	165	1,677

Net income	11,398	8,963
Dividends on preferred shares	(3,403)	(3,403)

Net income available to common shareholders	$7,995	$5,560

BASIC EARNINGS PER SHARE
From continuing operations	$0.21	$0.11
From discontinued operations	0.01	0.05

TOTAL BASIC EARNINGS PER SHARE	$0.22	$0.16

DILUTED EARNINGS PER SHARE
From continuing operations	$0.21	$0.11
From discontinued operations	—	0.05

TOTAL DILUTED EARNINGS PER SHARE	$0.21	$0.16

Weighted average number of shares outstanding (diluted)	36,282	35,780

PREIT Announces First Quarter 2005 Results
May 2, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Three Months Ended
NET OPERATING INCOME
(In thousands)	March 31, 2005	March 31, 2004

Net Income	$11,398	$8,963
Adjustments:
Depreciation and amortization:
Wholly owned and consolidated partnerships	26,112	25,581
Unconsolidated partnerships	1,151	1,078
Interest Expense
Wholly owned and consolidated partnerships	19,356	17,807
Unconsolidated partnerships	2,040	2,050
Discontinued operations	311	892
Minority interest in Operating Partnership
Continuing operations	1,432	784
Discontinued operations	21	180
Minority interest in properties
Continuing operations	45	350
Discontinued operations	—	8
Gains on sales of interests in real estate	(61)	—
Adjustments to gains on dispositions of discontinued operations	—	550
General and administrative expenses	9,218	10,643
Management company revenue	(1,439)	(2,061)
Interest and other income	(190)	(254)

NET OPERATING INCOME	$69,394	$66,571

Same store retail properties	$65,239	$63,700
Same store industrial properties	109	84
Non-same store properties	4,046	2,787

NET OPERATING INCOME	$69,394	$66,571

	Three Months Ended
EQUITY IN INCOME OF PARTNERSHIPS
(In thousands)	March 31, 2005	March 31, 2004

Gross revenues from real estate	$14,534	$14,612

Expenses:
Property operating expenses	(4,709)	(4,634)
Mortgage interest expense	(4,142)	(4,188)
Depreciation and amortization	(2,219)	(2,140)

Total expenses	(11,070)	(10,962)

Net revenues from real estate	3,464	3,650
Less: Partners’ share	(1,746)	(1,830)

Company’s share	1,718	1,820
Amortization of excess investment	(68)	(55)

EQUITY IN INCOME OF PARTNERSHIPS	$1,650	$1,765

PREIT Announces First Quarter 2005 Results
May 2, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEET
(In thousands)	March 31, 2005	December 31, 2004

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Retail properties	$2,618,794	$2,510,256
Land held for development	9,973	9,863
Construction in progress	11,868	10,953
Industrial properties	2,504	2,504

Total investments in real estate	2,643,139	2,533,576
Less: accumulated depreciation	(169,573)	(150,885)

	2,473,566	2,382,691
INVESTMENTS IN PARTNERSHIPS, at equity	27,056	27,244

	2,500,622	2,409,935
OTHER ASSETS:
Assets held for sale	16,786	14,946
Cash and cash equivilants	30,410	40,340
Rents and other receivables (net of allowances for doubtful accounts of $9,706 and $9,394, respectively at March 31, 2005 and December 31, 2004)	32,654	31,977
Intangible assets (net of accumulated amortization of $45,910 and $38,333 respectively at March 31, 2005 and December 31, 2004)	181,070	171,850
Deferred costs and other assets, net	68,517	62,355

Total assets	$2,830,059	$2,731,403

LIABILITIES
Mortgage notes payable	$1,129,449	$1,145,079
Debt premium on mortgage notes payable	54,035	56,135
Bank loan payable	402,000	271,000
Liabilities related to assets held for sale	18,731	18,556
Tenants’ deposits and deferred rents	15,837	13,465
Investments in partnerships, deficit balance	15,060	13,758
Accrued expenses and other liabilities	59,113	76,975

Total liabilities	1,694,225	1,594,968
MINORITY INTEREST
Minority interest in properties	3,448	3,585
Minority interest in Operating Partnership	138,302	128,384

Total minority interest	141,750	131,969
SHAREHOLDERS’ EQUITY
Shares of beneficial interest, $1 par value per share; 100,000,000 shares authorized; issued and outstanding 36,475,000 shares at March 31, 2005 and 36,272,000 shares at December 31, 2004	36,475	36,272
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at March 31, 2005 and December 31, 2004	25	25
Capital contributed in excess of par	907,811	899,506
Deferred compensation	(14,945)	(7,737)
Accumulated other comprehensive loss	(1,812)	(1,821)
Retained earnings	66,530	78,221

Total shareholders’ equity	994,084	1,004,466

Total liabilities, minority interest and shareholders’ equity	$2,830,059	$2,731,403